Exhibit 21

EOG Resources, Inc. and Subsidiaries

As of December 31, 2005

Company Name	Place Of Incorporation
EOG Resources, Inc.	Delaware
EOG Resources - Carthage, Inc.	Delaware
EOG Resources Investments, Inc.	Delaware
EOG Resources Property Management, Inc.	Delaware
EOG Resources Acquisitions L.P.	Delaware
ERSO, Inc.	Texas
EOG Expat Services, Inc.	Delaware
EOG Resources Marketing, Inc.	Delaware
EOG - Canada, Inc.	Delaware
EOG Company of Canada	Nova Scotia
EOG Canada Company Ltd.	Alberta
EOG Canada Holdings I Inc.	Alberta
EOG Canada Holdings II Inc.	Alberta
EOG Finance Canada Company (f/k/a EOG Finance Canada Inc.)	Nova Scotia
EOG Resources Canada Company	Nova Scotia
EOG Resources Canada Inc.	Alberta
EOG Resources Canada (a partnership between EOG Resources Canada Inc., Managing Partner and EOG Resources Canada Company)	Alberta
Nilo Operating Company	Delaware
EOG Resources - Callaghan, Inc.	Delaware
Online Energy Solutions, Inc.	Delaware
EOG Resources Holdings LLC	Delaware
EOG Resources Properties LLC	Delaware
Belring Company (a Texas Limited Partnership)	Texas
Big Sky Ranches, Inc.	Delaware
EOG Resources Appalachian LLC	Delaware
EOG Resources East Texas L.P. (f/k/a EOG Resources East Texas, L.L.C.)	Delaware
Energy Search, Incorporated	Tennessee
O P Operating Company	Delaware
EOG Resources International, Inc.	Delaware
EOG Resources Trinidad - LRL Limited	Nevis
EOG Resources Trinidad - LRL Unlimited	Trinidad
EOGI - Mozambique, Inc.	Delaware
EOG Resources Mozambique Ltd.	Cayman Islands
EOG Resources Nitro2000 Ltd.	Nevis
EOGI International, Inc.	Delaware
EOGI International Company	Cayman Islands
EOG Resources Trinidad Limited	Trinidad
Wilsyx International Finance B.V.	The Netherlands
Murrott Capital Ltd.	Nevis
EOGI Trinidad - U(a) Block Company	Cayman Islands
EOG Resources Trinidad - U(a) Block Limited	Cayman Islands
EOG Resources United Kingdom Limited	UK
EOGI - Venezuela, Inc.	Delaware
EOGI - Venezuela (Guarico), Inc.	Delaware
EOG Resources Nevis U (b) Block Limited	Nevis
EOG Resources Trinidad U(b) Block Unlimited	Trinidad
EOG Resources Egypt Ltd.	Cayman Islands
EOGI Egypt Ltd.	Cayman Islands
EOG Resources Egypt International Ltd.	Cayman Islands
EOGI Egypt International Ltd.	Cayman Islands
EOG Resources (Nevis) Block 4 (a) Limited	Nevis
EOG Resources Trinidad Block 4(a) Unlimited	Trinidad